EXHIBIT 99.1

2020—Q4

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended December 31, 2020

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office and Data Center Shell Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing – Office and Data Center Shell Portfolio	18-19
Lease Expiration Analysis	20-21
2021 Core Portfolio Quarterly Lease Expiration Analysis	22
Top 20 Tenants	23
Investing Activity:	**Section IV**
Property Dispositions	24
Summary of Development Projects	25
Development and Redevelopment Placed in Service	26
Summary of Land Owned/Controlled	27
Capitalization:	**Section V**
Capitalization Overview	28
Summary of Outstanding Debt	29-30
Debt Analysis	31
Consolidated Real Estate Joint Ventures	32
Unconsolidated Real Estate Joint Ventures	33
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	34-36
Definitions	37-42
Earnings Release:	**i-ix**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of December 31, 2020, we derived 87% of our core portfolio annualized rental revenue from Defense/IT Locations and 13% from Regional Office Properties. As of December 31, 2020, our core portfolio of 179 office and data center shell properties, including 17 owned through unconsolidated joint ventures, encompassed 20.8 million square feet and was 95.0% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie Krewson-Kelly, VP of IR
Todd Hartman, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Stable; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Jamie Feldman	646-855-5808	james.feldman@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Daniel Ismail	949-640-8780	dismail@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212-336-7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Tayo Okusanya	646-949-9672	omotayo.okusanya@mizuhogroup.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Years Ended
SUMMARY OF RESULTS	Refer.	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Net income (loss)	6	$83,549	$(31,342)	$25,121	$25,550	$44,877	$102,878	$200,004
NOI from real estate operations	13	$89,304	$84,643	$84,059	$83,830	$82,504	$341,836	$335,025
Same Properties NOI	16	$73,155	$71,350	$72,212	$72,578	$72,887	$289,295	$288,477
Same Properties cash NOI	17	$74,240	$71,608	$73,527	$72,708	$74,223	$292,083	$287,589
Adjusted EBITDA	10	$82,298	$80,062	$78,582	$77,989	$76,024	$318,931	$311,277
Diluted AFFO avail. to common share and unit holders	9	$56,792	$50,340	$46,690	$41,495	$40,270	$195,317	$176,247
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$1.100	$1.100

Per share - diluted:
EPS	8	$0.73	$(0.29)	$0.21	$0.21	$0.38	$0.87	$1.71
FFO - Nareit	8	$0.53	$0.04	$0.51	$0.41	$0.49	$1.50	$2.02
FFO - as adjusted for comparability	8	$0.56	$0.54	$0.51	$0.51	$0.50	$2.12	$2.03

Numerators for diluted per share amounts:
Diluted EPS	6	$81,501	$(31,990)	$23,388	$23,957	$42,664	$96,970	$191,201
Diluted FFO available to common share and unit holders	7	$60,137	$5,069	$57,809	$46,706	$56,032	$169,728	$228,514
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$64,188	$61,485	$57,817	$57,866	$56,330	$241,356	$229,344

Payout ratios:
Diluted FFO	N/A	51.8%	613.6%	53.9%	66.6%	55.6%	73.3%	54.4%
Diluted FFO - as adjusted for comparability	N/A	48.6%	50.7%	53.9%	53.9%	55.3%	51.7%	54.2%
Diluted AFFO	N/A	54.9%	61.9%	66.8%	75.1%	77.3%	63.8%	70.5%

CAPITALIZATION
Total Market Capitalization	28	$5,062,432	$4,898,459	$4,908,346	$4,609,280	$5,182,065
Total Equity Market Capitalization	28	$2,960,967	$2,701,186	$2,885,245	$2,520,400	$3,339,258
Gross debt	29	$2,127,715	$2,247,523	$2,073,351	$2,139,130	$1,893,057
Net debt to adjusted book	31	39.1%	41.0%	38.6%	38.2%	36.8%	N/A	N/A
Net debt plus preferred equity to adjusted book	31	39.1%	41.1%	38.8%	38.3%	37.0%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	31	4.1x	3.9x	3.8x	3.8x	3.7x	3.9x	3.7x
Net debt plus pref. equity to in-place adj. EBITDA ratio	31	6.2x	6.8x	6.4x	6.3x	6.1x	N/A	N/A

Corporate Office Properties Trust
Selected Portfolio Data (1)

	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	181	176	174	171	170
Consolidated Portfolio	164	161	159	156	155
Core Portfolio	179	174	172	169	168
Same Properties	144	144	144	144	144

% Occupied
Total Portfolio	94.1%	93.8%	93.4%	93.7%	92.9%
Consolidated Portfolio	93.2%	93.0%	92.5%	92.8%	91.9%
Core Portfolio	94.3%	94.0%	93.6%	94.0%	93.1%
Same Properties	92.1%	91.9%	91.6%	92.0%	91.1%

% Leased
Total Portfolio	94.8%	94.4%	94.5%	94.9%	94.4%
Consolidated Portfolio	94.0%	93.6%	93.7%	94.2%	93.6%
Core Portfolio	95.0%	94.6%	94.7%	95.2%	94.6%
Same Properties	93.1%	92.6%	93.0%	93.6%	93.0%

Square Feet (in thousands)
Total Portfolio	20,959	20,389	19,781	19,378	19,173
Consolidated Portfolio	18,209	17,940	17,346	16,943	16,739
Core Portfolio	20,802	20,232	19,624	19,221	19,016
Same Properties	15,293	15,293	15,293	15,293	15,293

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	86.7%	86.7%	90.6%	76.9%	76.9%

(1)Total and core portfolio include properties owned through unconsolidated real estate joint ventures (see page 33).

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Assets
Properties, net:
Operating properties, net	$3,115,280	$2,999,892	$2,888,817	$2,813,949	$2,772,647
Development and redevelopment in progress, including land (1)	172,614	302,158	315,243	300,836	274,639
Land held (1)	274,655	284,888	309,039	304,843	293,600
Total properties, net	3,562,549	3,586,938	3,513,099	3,419,628	3,340,886
Property - operating right-of-use assets	40,570	36,442	31,009	27,793	27,864
Property - finance right-of-use assets	40,425	40,432	40,441	40,450	40,458
Cash and cash equivalents	18,369	11,458	21,596	159,061	14,733
Investment in unconsolidated real estate joint ventures	29,303	49,662	50,457	51,220	51,949
Accounts receivable, net	41,637	36,151	30,404	30,317	35,444
Deferred rent receivable	92,876	92,853	90,493	89,690	87,736
Intangible assets on real estate acquisitions, net	19,344	22,433	24,768	26,078	27,392
Deferred leasing costs, net	58,613	59,392	58,666	58,608	58,392
Investing receivables, net	68,754	74,136	72,333	71,197	73,523
Prepaid expenses and other assets, net	104,583	110,292	78,059	80,415	96,076
Total assets	$4,077,023	$4,120,189	$4,011,325	$4,054,457	$3,854,453
Liabilities and equity
Liabilities:
Debt	$2,086,918	$2,181,551	$2,012,019	$2,076,839	$1,831,139
Accounts payable and accrued expenses	142,717	140,921	149,836	128,441	148,746
Rents received in advance and security deposits	33,425	30,276	30,459	33,323	33,620
Dividends and distributions payable	31,231	31,307	31,302	31,301	31,263
Deferred revenue associated with operating leases	10,832	8,579	8,821	6,972	7,361
Property - operating lease liabilities	30,746	26,382	20,796	17,365	17,317
Interest rate derivatives	9,522	10,977	65,612	63,232	25,682
Other liabilities	12,490	17,038	12,408	8,886	10,649
Total liabilities	2,357,881	2,447,031	2,331,253	2,366,359	2,105,777
Redeemable noncontrolling interests	25,430	23,522	23,148	22,912	29,431
Equity:
COPT’s shareholders’ equity:
Common shares	1,122	1,122	1,122	1,122	1,121
Additional paid-in capital	2,478,906	2,479,321	2,477,977	2,476,677	2,481,558
Cumulative distributions in excess of net income	(809,836)	(860,647)	(797,959)	(790,600)	(778,275)
Accumulated other comprehensive loss	(9,157)	(10,548)	(64,513)	(62,201)	(25,444)
Total COPT’s shareholders’ equity	1,661,035	1,609,248	1,616,627	1,624,998	1,678,960
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	20,465	19,522	19,611	19,600	19,597
Preferred units in the Operating Partnership (2)	—	8,800	8,800	8,800	8,800
Other consolidated entities	12,212	12,066	11,886	11,788	11,888
Total noncontrolling interests in subsidiaries	32,677	40,388	40,297	40,188	40,285
Total equity	1,693,712	1,649,636	1,656,924	1,665,186	1,719,245
Total liabilities, redeemable noncontrolling interests and equity	$4,077,023	$4,120,189	$4,011,325	$4,054,457	$3,854,453
(1)Refer to pages 25 and 27 for detail.
(2)These units were redeemed on 12/21/20 for $8.8 million plus accrued and unpaid distributions of return thereon up to the date of redemption.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Revenues
Lease revenue	$139,093	$133,875	$132,147	$131,012	$130,693	$536,127	$522,472
Other property revenue	535	568	391	1,104	1,275	2,598	4,991
Construction contract and other service revenues	24,400	20,323	12,236	13,681	25,817	70,640	113,763
Total revenues	164,028	154,766	144,774	145,797	157,785	609,365	641,226
Operating expenses
Property operating expenses	52,085	51,552	50,204	49,999	51,098	203,840	198,143
Depreciation and amortization associated with real estate operations	36,653	35,332	33,612	32,596	32,779	138,193	137,069
Construction contract and other service expenses	23,563	19,220	11,711	13,121	24,832	67,615	109,962
Impairment losses	—	1,530	—	—	2	1,530	329
General and administrative expenses	7,897	5,558	6,511	5,303	7,043	25,269	27,517
Leasing expenses	1,993	1,909	1,647	2,183	2,293	7,732	7,885
Business development expenses and land carry costs	999	1,094	1,262	1,118	1,292	4,473	4,239
Total operating expenses	123,190	116,195	104,947	104,320	119,339	448,652	485,144
Interest expense	(17,148)	(17,152)	(16,797)	(16,840)	(16,777)	(67,937)	(71,052)
Interest and other income	3,341	1,746	2,282	1,205	1,917	8,574	7,894
Credit loss recoveries (expense) (1)	772	1,465	(615)	(689)	—	933	—
Gain on sales of real estate	30,204	—	—	5	20,761	30,209	105,230
Gain on sale of investment in unconsolidated real estate joint venture	29,416	—	—	—	—	29,416	—
Loss on early extinguishment of debt	(4,069)	(3,237)	—	—	—	(7,306)	—
Loss on interest rate derivatives	—	(53,196)	—	—	—	(53,196)	—
Income (loss) before equity in income of unconsolidated entities and income taxes	83,354	(31,803)	24,697	25,158	44,347	101,406	198,154
Equity in income of unconsolidated entities	453	477	454	441	426	1,825	1,633
Income tax (expense) benefit	(258)	(16)	(30)	(49)	104	(353)	217
Net income (loss)	83,549	(31,342)	25,121	25,550	44,877	102,878	200,004
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership	(995)	386	(284)	(287)	(500)	(1,180)	(2,363)
Preferred units in the Operating Partnership	(69)	(77)	(77)	(77)	(77)	(300)	(564)
Other consolidated entities	(817)	(812)	(1,263)	(1,132)	(1,515)	(4,024)	(5,385)
Net income (loss) attributable to COPT common shareholders	$81,668	$(31,845)	$23,497	$24,054	$42,785	$97,374	$191,692
Distributions on dilutive convertible preferred units	69	—	—	—	—	—	—
Redeemable noncontrolling interests	44	—	—	—	33	—	132
Amount allocable to share-based compensation awards	(280)	(145)	(109)	(97)	(154)	(404)	(623)
Numerator for diluted EPS	$81,501	$(31,990)	$23,388	$23,957	$42,664	$96,970	$191,201

(1)Excludes credit losses on lease revenue, which are included in lease revenue.

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Net income (loss)	$83,549	$(31,342)	$25,121	$25,550	$44,877	$102,878	$200,004
Real estate-related depreciation and amortization	36,653	35,332	33,612	32,596	32,779	138,193	137,069
Impairment losses on real estate	—	1,530	—	—	2	1,530	329
Gain on sales of real estate	(30,204)	—	—	(5)	(20,761)	(30,209)	(105,230)
Gain on sale of investment in unconsolidated real estate JV	(29,416)	—	—	—	—	(29,416)	—
Depreciation and amortization on unconsolidated real estate JVs (1)	874	819	818	818	781	3,329	2,703
FFO - per Nareit (2)(3)	61,456	6,339	59,551	58,959	57,678	186,305	234,875
Noncontrolling interests - preferred units in the Operating Partnership	(69)	(77)	(77)	(77)	(77)	(300)	(564)
FFO allocable to other noncontrolling interests (4)(5)	(1,091)	(1,074)	(1,525)	(12,015)	(1,436)	(15,705)	(5,024)
Basic FFO allocable to share-based compensation awards	(272)	(119)	(254)	(193)	(243)	(719)	(905)
Basic FFO available to common share and common unit holders (3)	60,024	5,069	57,695	46,674	55,922	169,581	228,382
Dilutive preferred units in the Operating Partnership	69	—	77	—	77	—	—
Redeemable noncontrolling interests	44	—	37	32	33	147	132
Diluted FFO available to common share and common unit holders - per Nareit (3)	60,137	5,069	57,809	46,706	56,032	169,728	228,514
Loss on early extinguishment of debt	4,069	3,237	—	—	—	7,306	—
Loss on interest rate derivatives	—	53,196	—	—	—	53,196	—
Demolition costs on redevelopment and nonrecurring improvements	—	11	9	43	104	63	148
Executive transition costs	—	—	—	—	—	—	4
Non-comparable professional and legal expenses	—	—	—	—	195	—	681
Dilutive preferred units in the Operating Partnership	—	77	—	77	—	300	—
FFO allocation to other noncontrolling interests resulting from capital event (4)(5)	—	—	—	11,090	—	11,090	—
Diluted FFO comparability adjustments for redeemable noncontrolling interests	—	34	—	—	—	—	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(18)	(139)	(1)	(50)	(1)	(327)	(3)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$64,188	$61,485	$57,817	$57,866	$56,330	$241,356	$229,344

(1)FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 33.
(2)See reconciliation on page 34 for components of FFO per Nareit.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.
(5)FFO allocations to other noncontrolling interests for the quarter ended 3/31/20 included an additional allocation resulting from a special distribution of loan proceeds to our partner in a JV resulting from the JV closing on a loan coupled with an amendment to the JV agreement that changed the allocation of cash flows between us and our partner; this additional allocation was excluded from diluted FFO available to common share and common unit holders, as adjusted for comparability.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
EPS Denominator:
Weighted average common shares - basic	111,817	111,811	111,800	111,724	111,670	111,788	111,196
Dilutive effect of share-based compensation awards	320	—	321	239	293	288	308
Dilutive effect of redeemable noncontrolling interests	117	—	—	—	108	—	119
Dilutive convertible preferred units	155	—	—	—	—	—	—
Weighted average common shares - diluted	112,409	111,811	112,121	111,963	112,071	112,076	111,623
Diluted EPS	$0.73	$(0.29)	$0.21	$0.21	$0.38	$0.87	$1.71

Weighted Average Shares for period ended:
Common shares	111,817	111,811	111,800	111,724	111,670	111,788	111,196
Dilutive effect of share-based compensation awards	320	274	321	239	293	288	308
Common units	1,239	1,240	1,237	1,226	1,228	1,236	1,299
Redeemable noncontrolling interests	117	—	157	110	108	123	119
Dilutive convertible preferred units	155	—	176	—	176	—	—
Denominator for diluted FFO per share	113,648	113,325	113,691	113,299	113,475	113,435	112,922
Dilutive convertible preferred units	—	176	—	176	—	171	—
Redeemable noncontrolling interests	—	109	—	—	—	—	—
Denominator for diluted FFO per share, as adjusted for comparability	113,648	113,610	113,691	113,475	113,475	113,606	112,922
Weighted average common units	(1,239)	(1,240)	(1,237)	(1,226)	(1,228)	(1,236)	(1,299)
Redeemable noncontrolling interests	—	(109)	(157)	(110)	—	(123)	—
Anti-dilutive EPS effect of share-based compensation awards	—	(274)	—	—	—	—	—
Dilutive convertible preferred units	—	(176)	(176)	(176)	(176)	(171)	—
Denominator for diluted EPS	112,409	111,811	112,121	111,963	112,071	112,076	111,623
Diluted FFO per share - Nareit	$0.53	$0.04	$0.51	$0.41	$0.49	$1.50	$2.02
Diluted FFO per share - as adjusted for comparability	$0.56	$0.54	$0.51	$0.51	$0.50	$2.12	$2.03

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$64,188	$61,485	$57,817	$57,866	$56,330	$241,356	$229,344
Straight line rent adjustments and lease incentive amortization	3,438	(1,009)	2,523	(852)	1,386	4,100	255
Amortization of intangibles and other assets included in NOI	24	(39)	(73)	(74)	(174)	(162)	(221)
Share-based compensation, net of amounts capitalized	1,751	1,727	1,638	1,389	1,735	6,505	6,728
Amortization of deferred financing costs	664	658	642	575	541	2,539	2,136
Amortization of net debt discounts, net of amounts capitalized	504	453	390	386	382	1,733	1,503
Accum. other comprehensive loss on derivatives amortized to expense	—	—	—	—	—	—	79
Replacement capital expenditures (1)	(13,973)	(13,085)	(16,132)	(17,754)	(19,862)	(60,944)	(63,789)
Other diluted AFFO adjustments associated with real estate JVs (2)	196	150	(115)	(41)	(68)	190	212
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$56,792	$50,340	$46,690	$41,495	$40,270	$195,317	$176,247

Replacement capital expenditures (1)
Tenant improvements and incentives	$9,165	$6,950	$8,870	$11,357	$11,447	$36,342	$38,047
Building improvements	7,523	10,400	13,662	2,475	8,826	34,060	26,598
Leasing costs	1,514	1,934	2,222	2,762	2,998	8,432	11,663
Net (exclusions from) additions to tenant improvements and incentives	(370)	(943)	329	2,026	(426)	1,042	(2,292)
Excluded building improvements and leasing costs	(3,859)	(5,256)	(8,951)	(866)	(2,983)	(18,932)	(10,227)
Replacement capital expenditures	$13,973	$13,085	$16,132	$17,754	$19,862	$60,944	$63,789

(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 32 and COPT’s share of unconsolidated real estate joint ventures reported on page 33.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Net income (loss)	$83,549	$(31,342)	$25,121	$25,550	$44,877	$102,878	$200,004
Interest expense	17,148	17,152	16,797	16,840	16,777	67,937	71,052
Income tax expense (benefit)	258	16	30	49	(104)	353	(217)
Real estate-related depreciation and amortization	36,653	35,332	33,612	32,596	32,779	138,193	137,069
Other depreciation and amortization	513	457	448	419	438	1,837	1,834
Impairment losses on real estate	—	1,530	—	—	2	1,530	329
Gain on sales of real estate	(30,204)	—	—	(5)	(20,761)	(30,209)	(105,230)
Gain on sale of investment in unconsolidated real estate JV	(29,416)	—	—	—	—	(29,416)	—
Adjustments from unconsolidated real estate JVs	1,306	1,274	1,270	1,270	1,206	5,120	4,065
EBITDAre	79,807	24,419	77,278	76,719	75,214	$258,223	$308,906
Loss on early extinguishment of debt	4,069	3,237	—	—	—	7,306	—
Loss on interest rate derivatives	—	53,196	—	—	—	53,196	—
Net (gain) loss on other investments	(1,218)	250	2	—	(1)	(966)	(401)
Credit loss (recoveries) expense	(772)	(1,465)	615	689	—	(933)	—
Business development expenses	412	414	678	538	512	2,042	1,939
Non-comparable professional and legal expenses	—	—	—	—	195	—	681
Demolition costs on redevelopment and nonrecurring improvements	—	11	9	43	104	63	148
Executive transition costs	—	—	—	—	—	—	4
Adjusted EBITDA	82,298	80,062	78,582	77,989	76,024	$318,931	$311,277
Proforma NOI adjustment for property changes within period	1,459	1,631	959	734	463
Change in collectability of deferred rental revenue	678	224	1,007	—	928
In-place adjusted EBITDA	$84,435	$81,917	$80,548	$78,723	$77,415

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 12/31/20
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,821	91.7%	93.7%
Howard County	35	2,857	89.5%	91.1%
Other	23	1,679	92.2%	93.0%
Total Fort Meade/BW Corridor	89	8,357	91.0%	92.6%
Northern Virginia (“NoVA”) Defense/IT	13	1,992	88.1%	88.1%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,241	97.2%	97.6%
Redstone Arsenal (Huntsville, Alabama)	15	1,454	99.4%	99.6%
Data Center Shells:
Consolidated Properties	9	1,990	100.0%	100.0%
Unconsolidated JV Properties (3)	17	2,749	100.0%	100.0%
Total Defense/IT Locations	171	18,736	94.5%	95.3%
Regional Office	8	2,066	92.5%	93.0%
Core Portfolio	179	20,802	94.3%	95.0%
Other Properties	2	157	68.4%	68.4%
Total Portfolio	181	20,959	94.1%	94.8%
Consolidated Portfolio	164	18,209	93.2%	94.0%

(1)This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.
(2)Represents Defense/IT Locations and Regional Office properties.
(3)See page 33 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 12/31/20
(dollars and square feet in thousands)

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Year Ended
Core Portfolio:
Same Properties (3)	142	15,136	92.3%	93.3%	$481,752	88.2%	$72,804	$287,743
Properties Placed in Service (4)	20	2,917	99.3%	99.3%	58,180	10.6%	9,763	28,078
Properties included in unconsol. real estate JVs (5)	17	2,749	100.0%	100.0%	3,842	0.7%	2,121	10,847
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,265	13,616
Total Core Portfolio	179	20,802	94.3%	95.0%	543,774	99.5%	88,953	340,284
Other Properties (Same Properties) (3)	2	157	68.4%	68.4%	2,623	0.5%	351	1,552
Total Portfolio	181	20,959	94.1%	94.8%	$546,397	100.0%	$89,304	$341,836
Consolidated Portfolio	164	18,209	93.2%	94.0%	$542,555	99.3%	$87,543	$334,885

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Year Ended
Core Portfolio:
Defense/IT Locations: (6)
Consolidated properties	154	15,987	93.5%	94.4%	$471,846	86.8%	$74,777	$288,142
Unconsolidated real estate JVs (5)	17	2,749	100.0%	100.0%	3,842	0.7%	1,761	6,951
Total Defense/IT Locations	171	18,736	94.5%	95.3%	475,688	87.5%	76,538	295,093
Regional Office	8	2,066	92.5%	93.0%	68,086	12.5%	8,155	31,483
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,260	13,708
Total Core Portfolio	179	20,802	94.3%	95.0%	$543,774	100.0%	$88,953	$340,284
(1)Percentages calculated based on operational square feet.
(2)Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $24.6 million as of 12/31/20. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.
(3)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/19.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/19.
(5)Includes our data center shell properties owned through unconsolidated real estate JVs as of 12/31/20, including: nine owned through a JV formed in 2019; two in which we sold a 90% interest on 10/30/20, retaining a 10% interest through a newly-formed JV; and six included in our Same Properties pool last quarter in which our ownership decreased on 12/22/20 from 50% to 10%. See page 33 for additional disclosure regarding our unconsolidated real estate JVs.
(6)For the two data center shell properties in which we sold a 90% interest and retained a 10% interest through a newly-formed unconsolidated real estate joint venture on 10/30/20, the activity associated with these properties prior to the sale is included in consolidated properties and the activity thereafter is included in unconsolidated real estate JVs.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$63,733	$63,328	$62,698	$64,438	$65,003	$254,197	$252,781
NoVA Defense/IT	14,993	14,699	14,447	13,678	13,448	57,817	55,742
Lackland Air Force Base	13,047	12,602	13,257	12,076	14,772	50,982	51,140
Navy Support	8,403	8,006	8,119	8,341	8,136	32,869	32,659
Redstone Arsenal	7,113	6,079	4,647	4,676	4,515	22,515	16,593
Data Center Shells-Consolidated	8,491	7,995	7,076	5,577	4,680	29,139	26,571
Total Defense/IT Locations	115,780	112,709	110,244	108,786	110,554	447,519	435,486
Regional Office	15,092	14,913	15,162	15,460	14,252	60,627	59,611
Wholesale Data Center	8,093	6,068	6,455	7,172	6,409	27,788	29,405
Other	663	753	677	698	753	2,791	2,961
Consolidated real estate revenues	$139,628	$134,443	$132,538	$132,116	$131,968	$538,725	$527,463

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,319	$41,791	$41,839	$43,216	$44,610	$169,165	$169,966
NoVA Defense/IT	9,437	9,454	9,112	8,493	8,620	36,496	35,963
Lackland Air Force Base	5,688	5,486	5,472	5,281	5,486	21,927	22,098
Navy Support	5,248	4,962	4,948	5,056	4,828	20,214	19,080
Redstone Arsenal	4,482	4,050	3,035	2,829	2,744	14,396	9,967
Data Center Shells:
Consolidated properties	7,603	7,134	6,287	4,920	4,348	25,944	24,609
COPT’s share of unconsolidated real estate JVs	1,761	1,752	1,725	1,713	1,634	6,951	5,705
Total Defense/IT Locations	76,538	74,629	72,418	71,508	72,270	295,093	287,388
Regional Office	8,155	7,131	8,274	7,923	6,919	31,483	29,929
Wholesale Data Center	4,260	2,426	2,992	3,939	3,026	13,617	16,192
Other	351	457	375	460	289	1,643	1,516
NOI from real estate operations	$89,304	$84,643	$84,059	$83,830	$82,504	$341,836	$335,025

Corporate Office Properties Trust
Cash NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,430	$41,365	$41,968	$42,170	$43,939	$167,933	$168,979
NoVA Defense/IT	9,519	9,410	9,610	9,118	8,963	37,657	34,555
Lackland Air Force Base	6,006	5,929	5,903	5,701	5,906	23,539	22,859
Navy Support	5,376	5,130	5,248	5,146	4,987	20,900	19,693
Redstone Arsenal	4,383	2,848	2,580	2,494	2,377	12,305	9,229
Data Center Shells:
Consolidated properties	6,588	6,234	5,505	4,316	3,762	22,643	22,328
COPT’s share of unconsolidated real estate JVs	1,668	1,655	1,641	1,633	1,553	6,597	5,428
Total Defense/IT Locations	75,970	72,571	72,455	70,578	71,487	291,574	283,071
Regional Office	8,156	7,045	8,078	7,479	7,606	30,758	29,319
Wholesale Data Center	4,320	2,480	3,005	3,848	3,162	13,653	15,036
Other	356	438	358	457	292	1,609	1,662
Cash NOI from real estate operations	88,802	82,534	83,896	82,362	82,547	337,594	329,088
Straight line rent adjustments and lease incentive amortization	(3,361)	861	(2,537)	842	(1,488)	(4,195)	(1,022)
Amortization of acquired above- and below-market rents	99	98	97	96	197	390	312
Amortization of intangibles and other assets to property operating expenses	(122)	(60)	(22)	(23)	(23)	(227)	(92)
Lease termination fees, gross	398	610	376	104	436	1,488	4,256
Tenant funded landlord assets and lease incentives	3,395	504	2,164	369	754	6,432	2,206
Cash NOI adjustments in unconsolidated real estate JVs	93	96	85	80	81	354	277
NOI from real estate operations	$89,304	$84,643	$84,059	$83,830	$82,504	$341,836	$335,025

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Years Ended
			12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	86	8,124	91.1%	90.8%	91.2%	92.2%	92.1%	91.3%	91.1%
NoVA Defense/IT	13	1,992	88.4%	88.4%	87.0%	83.9%	82.4%	86.9%	86.5%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,241	96.9%	94.6%	94.0%	93.6%	92.4%	94.8%	90.9%
Redstone Arsenal	7	651	98.9%	99.7%	99.6%	99.4%	99.2%	99.4%	98.8%
Data Center Shells	1	216	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	135	13,177	92.4%	92.0%	92.0%	92.1%	91.7%	92.1%	91.6%
Regional Office	7	1,959	92.1%	92.1%	92.0%	90.6%	88.0%	91.7%	88.4%
Core Portfolio Same Properties	142	15,136	92.4%	92.0%	92.0%	91.9%	91.3%	92.1%	91.2%
Other Same Properties	2	157	68.4%	68.4%	65.8%	67.4%	72.4%	67.5%	72.7%
Total Same Properties	144	15,293	92.1%	91.8%	91.7%	91.7%	91.1%	91.8%	91.0%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet	Three Months Ended
			12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	86	8,124	91.0%	90.8%	91.0%	92.3%	92.3%
NoVA Defense/IT	13	1,992	88.1%	88.5%	87.0%	85.5%	82.4%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,241	97.2%	95.6%	93.9%	94.0%	92.5%
Redstone Arsenal	7	651	98.6%	99.0%	99.6%	99.6%	99.2%
Data Center Shells	1	216	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	135	13,177	92.3%	92.1%	91.9%	92.5%	91.8%
Regional Office	7	1,959	92.1%	92.3%	92.0%	91.4%	88.1%
Core Portfolio Same Properties	142	15,136	92.3%	92.1%	91.9%	92.3%	91.3%
Other Same Properties	2	157	68.4%	68.4%	68.4%	64.6%	73.0%
Total Same Properties	144	15,293	92.1%	91.9%	91.6%	92.0%	91.1%

(1)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/19.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$62,480	$62,122	$61,507	$63,216	$63,974	$249,325	$249,814
NoVA Defense/IT	14,993	14,698	14,447	13,678	13,448	57,816	55,742
Lackland Air Force Base	13,047	12,603	13,257	12,076	14,773	50,983	51,140
Navy Support	8,403	8,006	8,119	8,341	8,135	32,869	32,658
Redstone Arsenal	3,618	3,595	3,534	3,808	3,895	14,555	15,341
Data Center Shells-Consolidated	848	867	877	812	695	3,404	3,016
Total Defense/IT Locations	103,389	101,891	101,741	101,931	104,920	408,952	407,711
Regional Office	14,829	14,913	15,162	15,460	14,251	60,364	59,611
Other Properties	663	753	677	698	753	2,791	2,958
Same Properties real estate revenues	$118,881	$117,557	$117,580	$118,089	$119,924	$472,107	$470,280

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,525	$40,994	$41,030	$42,403	$43,745	$165,952	$167,879
NoVA Defense/IT	9,436	9,454	9,112	8,494	8,619	36,496	35,963
Lackland Air Force Base	5,688	5,486	5,472	5,281	5,487	21,927	22,099
Navy Support	5,248	4,961	4,949	5,056	4,828	20,214	19,080
Redstone Arsenal	2,269	2,097	2,219	2,232	2,295	8,817	9,116
Data Center Shells-Consolidated	746	771	781	728	670	3,026	2,911
Total Defense/IT Locations	64,912	63,763	63,563	64,194	65,644	256,432	257,048
Regional Office	7,892	7,131	8,274	7,923	6,918	31,220	29,928
Other Properties	351	456	375	461	325	1,643	1,501
Same Properties NOI	$73,155	$71,350	$72,212	$72,578	$72,887	$289,295	$288,477

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,821	$40,759	$41,283	$41,848	$43,546	$165,711	$167,634
NoVA Defense/IT	9,519	9,410	9,610	9,118	8,963	37,657	34,555
Lackland Air Force Base	6,005	5,928	5,904	5,701	5,907	23,538	22,860
Navy Support	5,376	5,130	5,248	5,146	4,987	20,900	19,693
Redstone Arsenal	2,329	2,211	2,350	2,310	2,311	9,200	9,352
Data Center Shells-Consolidated	678	686	696	649	576	2,709	2,529
Total Defense/IT Locations	65,728	64,124	65,091	64,772	66,290	259,715	256,623
Regional Office	8,156	7,045	8,078	7,479	7,606	30,758	29,319
Other Properties	356	439	358	457	327	1,610	1,647
Same Properties cash NOI	74,240	71,608	73,527	72,708	74,223	292,083	287,589
Straight line rent adjustments and lease incentive amortization	(1,831)	(1,284)	(1,600)	(657)	(2,681)	(5,372)	(3,584)
Amortization of acquired above- and below-market rents	99	98	97	96	197	390	312
Amortization of intangibles and other assets to property operating expenses	—	(23)	(23)	(23)	(23)	(69)	(92)
Lease termination fees, gross	399	609	358	85	417	1,451	2,046
Tenant funded landlord assets and lease incentives	248	342	(147)	369	754	812	2,206
Same Properties NOI	$73,155	$71,350	$72,212	$72,578	$72,887	$289,295	$288,477
Percentage change in total Same Properties cash NOI (1)	—%					1.6%
Percentage change in Defense/IT Locations Same Properties cash NOI (1)	(0.8%)					1.2%

(1)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 12/31/20
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	116	74	37	—	—	227	—	5	232
Expiring Square Feet	245	93	39	—	—	376	12	5	394
Vacating Square Feet	129	18	2	—	—	149	12	—	162
Retention Rate (% based upon square feet)	47.2%	80.3%	95.8%	—%	—%	60.4%	—%	100.0%	59.0%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$2.53	$1.21	$1.18	$—	$—	$1.88	$—	$0.76	$1.85
Weighted Average Lease Term in Years	4.2	4.2	2.3	—	—	3.9	—	1.0	3.8
Average Rent Per Square Foot
Renewal Average Rent	$36.96	$27.71	$25.91	$—	$—	$32.13	$—	$19.00	$31.84
Expiring Average Rent	$35.14	$27.11	$24.56	$—	$—	$30.78	$—	$21.82	$30.59
Change in Average Rent	5.2%	2.2%	5.5%	—%	—%	4.4%	—%	(12.9)%	4.1%
Cash Rent Per Square Foot
Renewal Cash Rent	$36.70	$30.85	$27.40	$—	$—	$33.27	$—	$19.00	$32.95
Expiring Cash Rent	$38.20	$30.82	$27.81	$—	$—	$34.09	$—	$22.15	$33.82
Change in Cash Rent	(3.9)%	0.1%	(1.5)%	—%	—%	(2.4)%	—%	(14.2)%	(2.6)%
Average Escalations Per Year	2.4%	2.7%	2.4%	—%	—%	2.5%	—%	—%	2.5%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	18	57	420	495	—	—	495
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$—	$—	$6.00	$4.15	$—	$0.70	$—	$—	$0.70
Weighted Average Lease Term in Years	—	—	5.0	17.8	15.0	15.0	—	—	15.0
Average Rent Per Square Foot	$—	$—	$32.79	$26.41	$22.69	$23.49	$—	$—	$23.49
Cash Rent Per Square Foot	$—	$—	$33.00	$26.62	$19.95	$21.19	$—	$—	$21.19
Vacant Space (3)
Leased Square Feet	111	11	6	3	—	130	11	—	142
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$10.02	$2.29	$6.51	$7.65	$—	$9.17	$4.26	$—	$8.77
Weighted Average Lease Term in Years	5.5	5.3	3.8	3.0	—	5.3	5.2	—	5.3
Average Rent Per Square Foot	$32.64	$34.45	$35.44	$25.37	$—	$32.76	$27.37	$—	$32.32
Cash Rent Per Square Foot	$32.08	$34.00	$37.20	$24.75	$—	$32.32	$27.22	$—	$31.90
Total Square Feet Leased	226	85	61	60	420	853	11	5	869
Average Escalations Per Year	2.5%	2.7%	1.9%	0.8%	2.0%	2.0%	3.0%	—%	2.0%
Average Escalations Excl. Data Center Shells									1.9%
(1)Activity is exclusive of owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Committed costs include tenant improvements and leasing commissions and exclude free rent concessions.
(3)Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Year Ended 12/31/20
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	1,004	195	—	189	412	297	2,097	66	11	2,174
Expiring Square Feet	1,419	214	—	222	418	297	2,570	104	24	2,698
Vacating Square Feet	414	20	—	32	6	—	473	38	13	524
Retention Rate (% based upon square feet)	70.8%	90.8%	—%	85.3%	98.5%	100.0%	81.6%	63.6%	45.9%	80.6%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$2.29	$4.02	$—	$3.07	$1.06	$—	$1.95	$4.72	$0.62	$2.03
Weighted Average Lease Term in Years	4.8	5.8	—	2.7	1.9	5.0	4.2	5.7	2.3	4.2
Average Rent Per Square Foot
Renewal Average Rent	$35.59	$29.00	$—	$21.93	$22.84	$14.19	$28.21	$37.12	$22.13	$28.45
Expiring Average Rent	$33.38	$27.50	$—	$20.52	$22.18	$12.38	$26.50	$34.18	$24.86	$26.72
Change in Average Rent	6.6%	5.4%	—%	6.9%	3.0%	14.6%	6.5%	8.6%	(11.0)%	6.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.52	$29.71	$—	$21.89	$22.75	$13.66	$28.14	$35.99	$21.51	$28.35
Expiring Cash Rent	$36.64	$29.79	$—	$22.09	$22.87	$13.42	$28.70	$37.44	$26.28	$28.95
Change in Cash Rent	(3.1)%	(0.3)%	—%	(0.9)%	(0.5)%	1.8%	(1.9)%	(3.9)%	(18.1)%	(2.1)%
Average Escalations Per Year	2.4%	2.6%	—%	2.8%	2.1%	2.3%	2.4%	2.5%	3.1%	2.4%
New Leases
Development and Redevelopment Space
Leased Square Feet	148	—	107	18	275	462	1,011	5	—	1,016
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$2.39	$—	$0.39	$6.00	$4.48	$—	$1.72	$23.77	$—	$1.83
Weighted Average Lease Term in Years	11.5	—	12.0	5.0	17.5	14.8	14.6	6.5	—	14.6
Average Rent Per Square Foot	$46.97	$—	$43.26	$32.79	$21.98	$24.09	$29.04	$76.61	$—	$29.28
Cash Rent Per Square Foot	$42.42	$—	$38.46	$33.00	$21.56	$21.25	$26.46	$80.20	$—	$26.73
Vacant Space (3)
Leased Square Feet	252	27	—	57	6	—	342	68	6	416
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$8.04	$6.55	$—	$5.26	$5.25	$—	$7.41	$7.28	$3.06	$7.33
Weighted Average Lease Term in Years	6.2	7.4	—	5.5	4.1	—	6.1	6.6	5.3	6.2
Average Rent Per Square Foot	$33.82	$33.22	$—	$29.87	$23.16	$—	$32.93	$30.40	$22.15	$32.36
Cash Rent Per Square Foot	$32.48	$31.95	$—	$29.91	$21.97	$—	$31.84	$29.56	$21.50	$31.32
Total Square Feet Leased	1,404	222	107	264	693	760	3,450	139	17	3,606
Average Escalations Per Year	2.5%	2.6%	2.3%	2.6%	0.8%	2.0%	2.0%	2.6%	3.3%	2.0%
Average Escalations Excl. Data Center Shells										2.0%
(1)Activity is exclusive of owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Committed costs include tenant improvements and leasing commissions and exclude free rent concession.
(3)Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Lease Expiration Analysis as of 12/31/20 (1)
(dollars and square feet in thousands, except per square foot amounts)
Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	776	$25,042	4.6%	$32.24
NoVA Defense/IT	78	2,407	0.4%	30.70
Lackland Air Force Base	250	11,834	2.2%	47.34
Navy Support	270	8,404	1.5%	31.17
Redstone Arsenal	10	266	—%	25.90
Regional Office	90	3,085	0.6%	34.20
2021	1,474	51,039	9.4%	34.60
Ft Meade/BW Corridor	1,044	36,856	6.8%	35.29
NoVA Defense/IT	135	4,645	0.9%	34.31
Navy Support	203	4,877	0.9%	23.97
Redstone Arsenal	393	8,982	1.7%	22.88
Regional Office	499	17,439	3.2%	34.86
2022	2,274	72,799	13.5%	31.99
Ft Meade/BW Corridor	1,315	47,703	8.8%	36.25
NoVA Defense/IT	177	5,917	1.1%	33.31
Navy Support	215	6,178	1.1%	28.78
Redstone Arsenal	15	372	0.1%	24.27
Regional Office	143	4,312	0.8%	30.10
2023	1,865	64,481	11.9%	34.54
Ft Meade/BW Corridor	1,169	42,815	7.9%	36.60
NoVA Defense/IT	406	13,979	2.6%	34.43
Navy Support	259	5,546	1.0%	21.44
Redstone Arsenal	75	1,819	0.3%	24.13
Data Center Shells-Unconsolidated JV Properties	546	657	0.1%	12.02
Regional Office	79	2,375	0.4%	29.86
2024	2,534	67,190	12.4%	32.87
Ft Meade/BW Corridor	1,439	49,573	9.1%	34.39
NoVA Defense/IT	250	10,133	1.9%	40.58
Lackland Air Force Base	703	39,198	7.2%	55.78
Navy Support	51	1,210	0.2%	23.59
Redstone Arsenal	253	5,216	1.0%	20.49
Data Center Shells-Unconsolidated JV Properties	121	153	—%	12.69
Regional Office	110	4,018	0.7%	36.45
2025	2,927	109,501	20.1%	38.81
Thereafter
Consolidated Properties	6,457	175,732	32.4%	26.78
Unconsolidated JV Properties	2,083	3,032	0.6%	14.56
Core Portfolio	19,614	$543,774	100.0%	$31.54

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	19,614	$543,774	99.5%	$31.54
Other Properties	108	2,623	0.5%	24.37
Total Portfolio	19,722	$546,397	100.0%	$31.50
Consolidated Portfolio	16,973	$542,555
Unconsolidated JV Properties	2,749	$3,842

Note: As of 12/31/20, the weighted average lease term was 5.5 years for the core portfolio and total portfolio and 5.4 years for the consolidated portfolio.

Wholesale Data Center

Year of Expiration	Critical Load (MW)	Annualized Rental Revenue of Expiring Leases (3)
2021 (5)	11.40	$15,011
2022	1.27	2,493
2023	0.92	1,694
2024	—	10
2025	3.10	5,168
Thereafter	—	262
	16.69	$24,638

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/20 of 110,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/20 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.
(5)Includes 11.25MW lease in holdover status requiring six months notice to terminate that we are negotiating for renewal.

Corporate Office Properties Trust
2021 Core Portfolio Quarterly Lease Expiration Analysis as of 12/31/20 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	175	$4,898	0.9%	$27.87
NoVA Defense/IT	10	267	—%	27.99
Lackland Air Force Base	250	11,834	2.2%	47.34
Navy Support	22	593	0.1%	27.34
Regional Office	14	437	0.1%	31.35
Q1 2021	471	18,029	3.3%	38.29
Ft Meade/BW Corridor	202	6,559	1.2%	32.50
NoVA Defense/IT	18	586	0.1%	32.68
Navy Support	35	998	0.2%	28.57
Regional Office	25	808	0.1%	31.81
Q2 2021	280	8,951	1.6%	31.96
Ft Meade/BW Corridor	196	6,797	1.2%	34.55
NoVA Defense/IT	12	338	0.1%	28.13
Navy Support	99	2,688	0.5%	27.09
Redstone Arsenal	10	266	—%	25.90
Regional Office	15	460	0.1%	30.89
Q3 2021	332	10,549	1.9%	31.66
Ft Meade/BW Corridor	202	6,788	1.2%	33.54
NoVA Defense/IT	39	1,216	0.2%	31.23
Navy Support	114	4,126	0.8%	36.25
Regional Office	36	1,380	0.3%	38.36
Q4 2021	391	13,510	2.5%	34.54

	1,474	$51,039	9.4%	$34.60

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/20.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/20 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.
(4)Amounts reported represent the percentage of our core portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 12/31/20 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$194,568	34.1%	4,723	4.2
Fortune 100 Company		51,785	9.1%	4,769	9.4
General Dynamics Corporation		32,176	5.6%	752	3.0
The Boeing Company		17,342	3.0%	610	1.5
CACI International Inc		13,480	2.4%	354	4.2
Northrop Grumman Corporation		12,856	2.3%	417	3.0
CareFirst Inc.		11,397	2.0%	312	2.1
Booz Allen Hamilton, Inc.		11,289	2.0%	297	3.3
Wells Fargo & Company		6,917	1.2%	172	7.7
AT&T Corporation		6,116	1.1%	333	8.5
Miles and Stockbridge, PC		5,975	1.0%	160	6.7
Morrison & Foerster, LLP		5,925	1.0%	102	16.3
Raytheon Technologies Corporation		5,699	1.0%	157	1.6
Yulista Holding, LLC		5,591	1.0%	366	9.0
Science Applications International Corp.		5,265	0.9%	136	1.4
Jacobs Engineering Group Inc.		5,227	0.9%	165	5.1
Transamerica Life Insurance Company		5,123	0.9%	140	1.0
University of Maryland		5,002	0.9%	159	7.1
The MITRE Corporation		4,790	0.8%	152	5.4
Mantech International Corp.		4,757	0.8%	165	3.8
Subtotal Top 20 Tenants		411,280	72.0%	14,441	6.0
All remaining tenants		159,755	28.0%	5,281	4.2
Total/Weighted Average		$571,035	100.0%	19,722	5.5

(1)Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $3.8 million (see page 33 for additional information).
(2)Total ARR is the monthly contractual base rent as of 12/31/20, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 12/31/20, $5.9 million of our ARR was through the General Services Administration (GSA), representing 3.0% of our ARR from the United States Government and 1.0% of our total ARR.

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
Quarter Ended 12/31/20
90% interest in BLC 1 and 2 (1)	Data Center Shells	Northern Virginia	2	300	10/30/20	100.0%	$81
40% interest in DC 8, 9, 10, 11, 12 and 14 (2)	Data Center Shells	Northern Virginia	6	978	12/22/20	100.0%	84
Total 2020 Dispositions			8	1,278			$165

(1)We sold a 90% interest in these properties based on an aggregate property value of $90 million and retained a 10% interest in the properties through a newly-formed joint venture, B RE COPT DC JV II LLC (“B RE COPT”).
(2)We sold, through a series of transactions, 80% of our 50% interests in LLCs holding the properties and associated mortgage debt that we previously owned through GI-COPT DC Partnership LLC (“GI-COPT”). We received $60 million in proceeds and a 10% retained interest in the LLCs through B RE COPT.

Corporate Office Properties Trust
Summary of Development Projects as of 12/31/20 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 12/31/20	as of 12/31/20 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
4600 River Road (4)	College Park, Maryland	102	54%	$30,734	$24,024	$16,166	4Q 20	4Q 21
610 Guardian Way	Annapolis Junction, Maryland	107	100%	67,350	22,043	—	1Q 22	1Q 22
Subtotal / Average		209	78%	98,084	46,067	16,166

NoVA Defense/IT:
NoVA Office C	Chantilly, Virginia	348	100%	106,219	59,914	2,794	4Q 21	4Q 21

Lackland Air Force Base:
Project EL	San Antonio, Texas	107	100%	55,250	15,409	—	4Q 21	4Q 21

Navy Support:
Expedition VII	St. Mary’s County, Maryland	30	60%	8,189	1,567	—	4Q 21	4Q 22

Redstone Arsenal:
6000 Redstone Gateway (5)	Huntsville, Alabama	42	100%	9,796	8,639	7,399	4Q 20	3Q 21
8000 Rideout Road	Huntsville, Alabama	100	9%	26,727	16,242	—	1Q 21	1Q 22
7100 Redstone Gateway	Huntsville, Alabama	46	100%	11,166	9,100	—	1Q 21	1Q 21
Subtotal / Average		188	52%	47,689	33,981	7,399

Data Center Shells:
Parkstone A	Northern Virginia	227	100%	65,600	5,199	—	2Q 23	2Q 23
Parkstone B	Northern Virginia	193	100%	55,000	4,421	—	2Q 24	2Q 24
Subtotal / Average		420	100%	120,600	9,620	—

Regional Office:
2100 L Street (6)	Washington, DC	190	56%	177,000	157,813	120,922	2Q 20	2Q 21
Total Under Development		1,492	84%	$613,031	$324,371	$147,281

(1)Includes properties under, or contractually committed for, development as of 12/31/20.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 55,000 square feet were operational as of 12/31/20.
(5)Although classified as under development, 32,000 square feet were operational as of 12/31/20.
(6)Although classified as under development, 107,000 square feet were operational as of 12/31/20.

Corporate Office Properties Trust
Development and Redevelopment Placed in Service as of 12/31/20
(square feet in thousands)

		Total Property		Square Feet Placed in Service						Space Placed in Service % Leased as of 12/31/20
	Property Segment	% Leased as of 12/31/20	Rentable Square Feet	Prior Year	2020
Property and Location					1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total 2020
P2 A Northern Virginia	Data Center Shells	100%	230	—	230	—	—	—	230	100%
Oak Grove A Northern Virginia	Data Center Shells	100%	216	—	—	216	—	—	216	100%
7500 Advanced Gateway Huntsville, Alabama	Redstone Arsenal	100%	135	—	—	135	—	—	135	100%
6950 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	91%	106	85	—	21	—	—	21	91%
100 Secured Gateway Huntsville, Alabama	Redstone Arsenal	100%	250	—	—	40	171	39	250	100%
7600 Advanced Gateway Huntsville, Alabama	Redstone Arsenal	100%	126	—	—	—	126	—	126	100%
P2 B Northern Virginia	Data Center Shells	100%	274	—	—	—	274	—	274	100%
Southpoint Annex (1) Northern Virginia	Data Center Shells	100%	14	—	—	—	14	—	14	100%
Paragon Annex (1) Northern Virginia	Data Center Shells	100%	14	—	—	—	14	—	14	100%
Oak Grove Annex (1) Northern Virginia	Data Center Shells	100%	14	—	—	—	—	14	14	100%
4600 River Road College Park, Maryland	Ft Meade/BW Corridor	54%	102	—	—	—	—	55	55	100%
6000 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	100%	42	—	—	—	—	32	32	100%
8600 Advanced Gateway Huntsville, Alabama	Redstone Arsenal	100%	105	—	—	—	—	105	105	100%
P2 C Northern Virginia	Data Center Shells	100%	230	—	—	—	—	230	230	100%
2100 L Street Washington, DC	Regional Office	56%	190	—	—	—	—	107	107	100%
Total Development/Redevelopment Placed in Service		93%	2,048	85	230	412	599	582	1,823	99%

(1)Represent expansions of existing properties.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 12/31/20 (1)
(in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	175	1,999
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	320	3,627
NoVA Defense/IT	29	1,136
Lackland AFB	19	410
Navy Support	38	64
Redstone Arsenal (2)	358	3,125
Data Center Shells	53	1,180
Total Defense/IT Locations	817	9,542
Regional Office	10	900
Total land owned/controlled for future development	827	10,442	$271,231

Other land owned/controlled	43	638	3,424
Land held, net	870	11,080	$274,655

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development or redevelopment as detailed on page 25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years)	Stated Rate	Effective Rate (1)(2)	Gross Debt Balance at 12/31/20

Debt
Secured debt	3.1	3.31%	3.39%	$257,404
Unsecured debt	3.3	3.04%	3.41%	1,844,061
Total Consolidated Debt	3.3	3.07%	3.40%	$2,101,465

Fixed rate debt (2)	3.8	3.86%	3.82%	$1,725,583
Variable rate debt	2.1	1.37%	1.48%	375,882
Total Consolidated Debt				$2,101,465

Common Equity
Common Shares				112,182
Common Units (3)				1,352
Total Common Shares and Units				113,534

Closing Common Share Price on 12/31/20				$26.08
Equity Market Capitalization				$2,960,967

Total Market Capitalization				$5,062,432

(1)Excludes the effect of deferred financing cost amortization.
(2)Includes the effect of interest rate swaps with notional amounts of $284.2 million that hedge the risk of changes in interest rates on variable rate debt.
(3)Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	9/30/20
Moody’s	Baa3	Stable	9/10/20
Standard & Poor’s	BBB-	Stable	9/10/20

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/20
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$143,000	Mar-23	(1)(2)	7740 Milestone Parkway	3.96%		$16,902	$15,902	Feb-23
Senior Unsecured Notes					100 & 30 Light Street	4.32%		50,458	47,676	Jun-23
3.60% due 2023	3.60%	350,000	May-23		LW Redstone:
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 & 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (3)	4.47%	(4)	31,780	27,649	Jun-24
2.25% due 2026	2.25%	400,000	Mar-26		4000 & 4100 Market Street and
Subtotal - Senior Unsecured Notes	3.83%	$1,300,000			8800 Redstone Gateway (2)(3)	L + 1.55%		23,000	22,100	Mar-25	(5)
					M Square:
Unsecured Bank Term Loans					5825 & 5850 University Research
2022 Maturity	L + 1.00%	$400,000	Dec-22	(2)	Court (3)	3.82%		41,182	35,603	Jun-26
Other Unsecured Debt	0.00%	1,061	May-26		5801 University Research Court (2)(4)	L + 1.45%		11,200	10,020	Aug-26
Total Unsecured Debt	3.04%	$1,844,061			2100 L Street (2)(3)	L + 2.35%		82,882	82,882	Sept-22	(6)
					Total Secured Debt	3.31%		$257,404
Debt Summary
Total Unsecured Debt	3.04%	$1,844,061
Total Secured Debt	3.31%	257,404
Consolidated Debt	3.07%	$2,101,465
Net discounts and deferred financing costs		(14,547)
Debt, per balance sheet		$2,086,918

Consolidated Debt		$2,101,465
COPT’s share of unconsolidated JV gross debt		26,250
Gross debt		$2,127,715

(1)The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(6)The loan maturity may be extended by one year, provided certain conditions are met.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/20 (continued)

(1)Revolving Credit Facility maturity of $143.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2)Includes the effect of $284.2 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 12/31/20					As of and for Three Months Ended 12/31/20
Senior Note Covenants (1)	Required	2.25% Notes	Other Notes		Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	39.6%	40.2%		Total Debt / Total Assets	< 60%	36.1%
Secured Debt / Total Assets	< 40%	4.8%	5.4%		Secured Debt / Total Assets	< 40%	4.4%
Debt Service Coverage	> 1.5x	4.6x	4.7x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.2x
Unencumbered Assets / Unsecured Debt	> 150%	256.6%	256.6%		Unsecured Debt / Unencumbered Assets	< 60%	35.3%
					Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.7x

Debt Ratios		Page Refer.			Unencumbered Portfolio Analysis
Gross debt		29	$2,127,715		# of unencumbered properties		154
Adjusted book		36	$5,397,304		% of total portfolio		85%
Net debt / adjusted book ratio			39.1%		Unencumbered square feet in-service		16,875
Net debt plus pref. equity / adj. book ratio			39.1%		% of total portfolio		81%
Net debt		36	$2,109,194		NOI from unencumbered real estate operations		$81,015
Net debt plus preferred equity		36	$2,109,194		% of total NOI from real estate operations		91%
In-place adjusted EBITDA		10	$84,435		Adjusted EBITDA from unencumbered real estate operations		$74,371
Net debt / in-place adjusted EBITDA ratio			6.2	x	% of total adjusted EBITDA from real estate operations		90%
Net debt plus pref. equity / in-place adj. EBITDA ratio			6.2	x	Unencumbered adjusted book		$4,802,971
Denominator for debt service coverage		35	$17,450		% of total adjusted book		89%
Denominator for fixed charge coverage		35	$20,139
Adjusted EBITDA		10	$82,298
Adjusted EBITDA debt service coverage ratio			4.7	x
Adjusted EBITDA fixed charge coverage ratio			4.1	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 12/31/20
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 12/31/20 (1)	NOI for the Year Ended 12/31/20 (1)	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Associates, LLC (4 properties)	368	95.0%	95.0%	$1,500	$5,927	$86,682	$52,382	50%
Huntsville, Alabama:
LW Redstone Company, LLC (14 properties)	1,317	100.0%	100.0%	4,080	12,887	280,935	54,780	85%	(3)
Washington, DC:
Stevens Place (1 property)	107	100.0%	100.0%	263	263	107,744	51,859	95%
Total/Average	1,792	99.0%	99.0%	$5,843	$19,077	$475,361	$159,021

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	395	$13,576	$—	50%
Huntsville, Alabama:
Redstone Gateway (4)	3,281	122,513	—	85%	(3)
Washington, DC:
Stevens Place	83	53,991	31,023	95%
Total	3,759	$190,080	$31,023

(1)Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Our partner receives a priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive the remainder of distributions from the JV.
(4)Total assets include $65.6 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 12/31/20
(dollars and square feet in thousands)

Joint venture information (1)	GI-COPT	BREIT-COPT	B RE COPT
COPT ownership %	50%	10%	10%
COPT’s investment	$—	$13,315	$15,988
# of Properties	N/A	9	8
Square Feet	—	1,471	1,278
% Occupied	N/A	100%	100%
COPT’s share of ARR	N/A	$2,133	$1,709

Balance sheet information (1)	GI-COPT	BREIT-COPT	B RE COPT	Total	COPT’s Share (2)
Operating properties, net	$—	$309,261	$292,686	$601,947	$60,195
Total assets	$—	$340,138	$294,032	$634,170	$63,417
Debt	$—	$200,913	$59,931	$260,844	$26,084
Total liabilities	$—	$206,988	$60,110	$267,098	$26,710

	Three Months Ended 12/31/20					Year Ended 12/31/20
Operating information (1)	GI-COPT	BREIT-COPT	B RE COPT	Total	COPT’s Share (2)	GI-COPT	BREIT-COPT	B RE COPT	Total	COPT’s Share (2)
Revenue	$2,797	$5,793	$1,253	$9,843	$2,103	$11,790	$23,042	$1,253	$36,085	$8,324
Operating expenses	(509)	(738)	(134)	(1,381)	(342)	(2,154)	(2,831)	(134)	(5,119)	(1,373)
NOI and EBITDA	2,288	5,055	1,119	8,462	1,761	9,636	20,211	1,119	30,966	6,951
Interest expense	(476)	(1,882)	(57)	(2,415)	(432)	(2,072)	(7,488)	(57)	(9,617)	(1,791)
Depreciation and amortization	(1,162)	(2,519)	(414)	(4,095)	(874)	(4,560)	(10,077)	(414)	(15,051)	(3,329)
Net income	$650	$654	$648	$1,952	$455	$3,004	$2,646	$648	$6,298	$1,831

NOI (per above)	$2,288	$5,055	$1,119	$8,462	$1,761	$9,636	$20,211	$1,119	$30,966	$6,951
Straight line rent adjustments	(79)	(309)	(84)	(472)	(79)	(300)	(1,386)	(84)	(1,770)	(297)
Amortization of acquired above- and below-market rents	—	(142)	—	(142)	(14)	—	(567)	—	(567)	(57)
Cash NOI	$2,209	$4,604	$1,035	$7,848	$1,668	$9,336	$18,258	$1,035	$28,629	$6,597

(1)Refer to the section entitled “Definitions” for joint venture names. Our unconsolidated JVs changed during the three months ended December 31, 2020 as follows:
•on 10/30/20, we sold a 90% interest in two data center shell properties totaling 300,000 square feet based on an aggregate property value of $90 million and retained a 10% interest in the properties through B RE COPT, a newly-formed JV; and
•on 12/22/20, we sold, through a series of transactions, 80% of our 50% interests in LLCs holding six properties totaling 978,000 square feet and associated mortgage debt that we previously owned through GI-COPT. We received $60 million in proceeds and a 10% retained interest in the LLCs through B RE COPT.
(2)Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
NOI from real estate operations (1)
Real estate revenues	$139,628	$134,443	$132,538	$132,116	$131,968	$538,725	$527,463
Property operating expenses	(52,085)	(51,552)	(50,204)	(49,999)	(51,098)	(203,840)	(198,143)
COPT’s share of NOI in unconsolidated real estate JVs (2)	1,761	1,752	1,725	1,713	1,634	6,951	5,705
NOI from real estate operations	89,304	84,643	84,059	83,830	82,504	341,836	335,025
General and administrative expenses	(7,897)	(5,558)	(6,511)	(5,303)	(7,043)	(25,269)	(27,517)
Leasing expenses	(1,993)	(1,909)	(1,647)	(2,183)	(2,293)	(7,732)	(7,885)
Business development expenses and land carry costs	(999)	(1,094)	(1,262)	(1,118)	(1,292)	(4,473)	(4,239)
NOI from construction contracts and other service operations	837	1,103	525	560	985	3,025	3,801
Equity in loss of unconsolidated non-real estate entities	(2)	(1)	(1)	(2)	(2)	(6)	(7)
Interest and other income	3,341	1,746	2,282	1,205	1,917	8,574	7,894
Credit loss recoveries (expense) (3)	772	1,465	(615)	(689)	—	933	—
Loss on early extinguishment of debt	(4,069)	(3,237)	—	—	—	(7,306)	—
Loss on interest rate derivatives	—	(53,196)	—	—	—	(53,196)	—
Interest expense	(17,148)	(17,152)	(16,797)	(16,840)	(16,777)	(67,937)	(71,052)
COPT’s share of interest expense of unconsolidated real estate JVs (2)	(432)	(455)	(452)	(452)	(425)	(1,791)	(1,362)
Income tax (expense) benefit	(258)	(16)	(30)	(49)	104	(353)	217
FFO - per Nareit (1)	$61,456	$6,339	$59,551	$58,959	$57,678	$186,305	$234,875

Real estate revenues
Lease revenue
Fixed contractual payments	$110,748	$106,743	$103,993	$104,109	$101,116	$425,593	$412,342
Variable lease payments
Lease termination fees	398	610	376	104	436	1,488	4,256
Other variable lease payments (4)	27,947	26,522	27,778	26,799	29,141	109,046	105,874
Lease revenue	139,093	133,875	132,147	131,012	130,693	536,127	522,472
Other property revenue	535	568	391	1,104	1,275	2,598	4,991
Real estate revenues	$139,628	$134,443	$132,538	$132,116	$131,968	$538,725	$527,463

Provision for credit losses (recoveries) on billed lease revenue	$458	$890	$591	$(355)	$579	$1,584	$686
(1)Refer to section entitled “Definitions” for a definition of this measure.
(2)See page 33 for a schedule of the related components.
(3)Excludes credit losses on lease revenue, which are included in lease revenue.
(4)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Years Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	12/31/20	12/31/19
Total interest expense	$17,148	$17,152	$16,797	$16,840	$16,777	$67,937	$71,052
Less: Amortization of deferred financing costs	(664)	(658)	(642)	(575)	(541)	(2,539)	(2,136)
Less: Amortization of net debt discounts, net of amounts capitalized	(504)	(453)	(390)	(386)	(382)	(1,733)	(1,503)
Less: Accum. other comprehensive loss on derivatives amortized to expense	—	—	—	—	—	—	(79)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	422	444	442	441	416	1,749	1,332
Denominator for interest coverage	16,402	16,485	16,207	16,320	16,270	65,414	68,666
Scheduled principal amortization	1,048	1,033	1,023	1,021	1,010	4,125	4,310
Denominator for debt service coverage	17,450	17,518	17,230	17,341	17,280	69,539	72,976
Capitalized interest	2,620	2,908	3,174	3,358	3,467	12,060	10,786
Preferred unit distributions	69	77	77	77	77	300	564
Denominator for fixed charge coverage	$20,139	$20,503	$20,481	$20,776	$20,824	$81,899	$84,326

Preferred unit distributions	$69	$77	$77	$77	$77	$300	$564
Common share dividends - unrestricted shares and deferred shares	30,764	30,763	30,761	30,754	30,724	123,042	122,823
Common share dividends - restricted shares and deferred shares	94	80	94	84	102	352	336
Common unit distributions - unrestricted units	341	341	341	339	337	1,362	1,405
Common unit distributions - restricted units	31	25	25	25	22	106	87
Total dividends/distributions	$31,299	$31,286	$31,298	$31,279	$31,262	$125,162	$125,215

Common share dividends - unrestricted shares and deferred shares	$30,764	$30,763	$30,761	$30,754	$30,724	$123,042	$122,823
Common unit distributions - unrestricted units	341	341	341	339	337	1,362	1,405
Distributions on dilutive preferred units	69	—	77	—	77	—	—
Dividends and distributions for diluted FFO payout ratio	31,174	31,104	31,179	31,093	31,138	124,404	124,228
Distributions on dilutive preferred units	—	77	—	77	—	300	—
Dividends and distributions for other payout ratios	$31,174	$31,181	$31,179	$31,170	$31,138	$124,704	$124,228

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Total assets	$4,077,023	$4,120,189	$4,011,325	$4,054,457	$3,854,453
Accumulated depreciation	1,124,253	1,095,441	1,065,094	1,035,703	1,007,120
Accumulated amort. of real estate intangibles and deferred leasing costs	217,124	215,651	216,267	214,693	212,547
COPT’s share of liabilities of unconsolidated real estate JVs	26,710	50,957	50,984	50,966	50,734
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	1,489	10,640	9,815	8,990	8,164
Less: Property - operating lease liabilities	(30,746)	(26,382)	(20,796)	(17,365)	(17,317)
Less: Property - finance lease liabilities	(28)	(28)	(688)	(702)	(702)
Less: Cash and cash equivalents	(18,369)	(11,458)	(21,596)	(159,061)	(14,733)
Less: COPT’s share of cash of unconsolidated real estate JVs	(152)	(538)	(627)	(593)	(498)
Adjusted book	$5,397,304	$5,454,472	$5,309,778	$5,187,088	$5,099,768

Gross debt (page 29)	$2,127,715	$2,247,523	$2,073,351	$2,139,130	$1,893,057
Less: Cash and cash equivalents	(18,369)	(11,458)	(21,596)	(159,061)	(14,733)
Less: COPT’s share of cash of unconsolidated real estate JVs	(152)	(538)	(627)	(593)	(498)
Net debt	$2,109,194	$2,235,527	$2,051,128	$1,979,476	$1,877,826
Preferred equity	—	8,800	8,800	8,800	8,800
Net debt plus preferred equity	$2,109,194	$2,244,327	$2,059,928	$1,988,276	$1,886,626

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs, accounting charges for original issuance costs associated with redeemed preferred shares; allocations of FFO to holders of noncontrolling interests resulting from capital events; and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions
Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions
Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

B RE COPT — B RE COPT DC JV II LLC, a real estate JV formed in 2020.

BREIT-COPT — BREIT COPT DC JV LLC, a real estate JV formed in 2019.

Development Properties — Properties under, or contractually committed for, development.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

GI-COPT — GI-COPT DC Partnership LLC, a real estate JV formed in 2016.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating office and data center shell properties stably owned and 100% operational since at least 1/1/19.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports Fourth Quarter and Full Year 2020 Results
________________________________________________________

EPS of $0.87 for 2020 Exceeded High End of Guidance by 8-Cents;
FFO per Share, as Adjusted for Comparability, of $2.12 Represented 4.4% Growth over 2019 Results & Exceeded High End of Guidance by 2-Cents

Same-Property Cash NOI Increased 1.6% During the Year

Core Portfolio 94.3% Occupied & 95.0% Leased

Record 1.8 Million SF of 99% Leased Developments Placed into Service During 2020

1.5 Million SF of Active Developments are 84% Leased
________________________________________________________

Operations Minimally Affected by COVID-19 Shutdowns

Monthly Rent Collections During Pandemic Shutdowns Totaled 99.7%

Rent Relief Totaled 1% of Annualized Rental Revenues
________________________________________________________

Solid Annual Leasing Activity

Total Leasing of 3.6 Million SF for the Year included 1 Million SF of Development Leasing and
416,000 SF of Vacancy Leasing

Record Tenant Retention of 81% for the Year

GAAP Rents on Renewals Increased 6.5% & Cash Rents Rolled Down 2.1%
________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) February 4, 2021 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the fourth quarter and full year ended December 31, 2020.

i

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Notwithstanding the challenges presented by the COVID-19 pandemic, 2020 was a very strong year for our Company. Our operations were minimally impacted by the pandemic shutdowns, as demonstrated by our 99.7% rent collection rate, the record 1.8 million square feet of fully leased developments we placed in service, and the one million square feet of new development leasing we completed during the year. Additionally, fourth quarter and full-year FFO per share, as adjusted for comparability, outperformed the high ends of guidance by 2-cents due to non-recurring items in the quarter.”

He continued, “During 2021, we expect incremental NOI from developments placed in service to drive solid FFO per share growth. The $2.19 midpoint of our 2021 initial guidance is a penny higher than the midpoint implied by the growth guideposts we provided last October and reflects the on-going strength of our operations.”

Financial Highlights

4th Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.73 for the quarter ended December 31, 2020 as compared to $0.38 for the fourth quarter of 2019.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.53 for the fourth quarter of 2020 as compared to $0.49 for fourth quarter 2019 results.

•FFOPS, as adjusted for comparability, was $0.56 in the fourth quarter of 2020 as compared to $0.50 for the fourth quarter of 2019.

Full Year 2020 Financial Results:
•EPS for the year ended December 31, 2020 was $0.87 as compared to 2019 EPS of $1.71.

•Per Nareit’s definition, FFOPS for 2020 was $1.50 as compared to $2.02 for 2019.

•FFOPS, as adjusted for comparability, for 2020 was $2.12 as compared to $2.03 for 2019.

Operating Performance Highlights

Operating Portfolio Summary:
•At December 31, 2020, the Company’s core portfolio of 179 operating office and data center shell properties was 94.3% occupied and 95.0% leased.

•During the quarter and the year, the Company placed into service 582,000 and 1.8 million square feet that were 100% and 99% leased, respectively.

Same-Property Performance:
•At December 31, 2020, COPT’s same-property portfolio of 144 buildings was 92.1% occupied and 93.1% leased.

•For the quarter and year ended December 31, 2020, the Company’s same-property cash NOI was flat and increased 1.6%, respectively, over the prior year’s comparable periods.

Leasing:
•Total Square Feet Leased: For the quarter ended December 31, 2020, the Company leased 869,000 total square feet, including 232,000 square feet of renewals, 495,000 square feet in development projects, and 142,000 square feet of new leases on vacant space.

For the year ended December 31, 2020, the Company executed 3.6 million square feet of total leasing, including 2.2 million square feet of renewals, 1.0 million square feet of development leasing, and 416,000 square feet of vacancy leasing.

•Renewal Rates: During the quarter and year ended December 31, 2020, the Company respectively renewed 59.0% and 80.6% of total expiring square feet.

•Cash Rent Spreads & Average Escalations on Renewing Leases: For the quarter and year ended December 31, 2020, cash rents on renewed space decreased 2.6% and 2.1%, respectively. For the same respective periods, annual escalations on renewing leases averaged 2.5% and 2.4%.

•Lease Terms: In the fourth quarter, lease terms averaged 3.8 years on renewing leases, 15.0 years on development leasing, and 5.3 years on new leasing of vacant space. For the year, lease terms averaged 4.2 years on renewing leases, 14.6 years on development leasing, and 6.2 years on vacancy leasing.

Investment Activity Highlights

•Development Pipeline: As of December 31, 2020, the Company’s development pipeline consisted of 11 properties totaling 1.5 million square feet that were 84% leased. These projects have a total estimated cost of $613.0 million, of which $324.4 million had been incurred.

Balance Sheet and Capital Transaction Highlights

•During the fourth quarter, the Company formed a new joint venture with funds affiliated with Blackstone Real Estate (“B RE-COPT JV”) and sold a 90% interest in two wholly-owned data center shell properties; in a second transaction, COPT sold a 40% interest in six data center shells properties already owned in a 50-50 joint venture. From these two transactions, COPT received approximately $165 million of equity value and recognized gains on the sales totaling $59.4 million.

•In October, the Company redeemed the remaining $177.1 million of its 3.70% Senior Notes due in 2021 for $180.9 million plus accrued interest, and recognized a loss on early extinguishment of debt of $4.1 million.

•Additionally, in December, the Company redeemed all $8.8 million of Series I Preferred Convertible Units and, as a result, had zero preferred equity outstanding at the end of 2020.

•As of December 31, 2020, the Company’s net debt to adjusted book ratio was 39.1% and its net debt to in-place adjusted EBITDA ratio was 6.2x. For the quarter and year ended December 31, 2020, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.1x.

•As of December 31, 2020, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.4% with a weighted average maturity of 3.3 years; additionally, 82.1% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its fourth quarter and year end 2020 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

2021 Guidance
The Company details its initial full year and first quarter guidance, with supporting assumptions, in a separate press release issued concurrently with this press release; that release can be found in the ‘News, Presentations & Event Calendar’ section of COPT’s Investors website: https://investors.copt.com/News/news-releases/default.aspx

Conference Call Information
Management will discuss fourth quarter and year end 2020 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:         Friday, February 5, 2021
Time:         12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     855-463-9057
Telephone Number: (outside the U.S.)     661-378-9894
Passcode:         1548922

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be immediately available via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, February 5, through 3:00 p.m. Eastern Time on Friday, February 19. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 1548922.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of December 31, 2020, the Company derived 87% of its core portfolio annualized rental revenue from Defense/IT Locations and 13% from its Regional Office Properties. As of the same date and including 17 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 179 office and data center shell properties encompassed 20.8 million square feet and was 95.0% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Revenues
Revenues from real estate operations	$139,628	$131,968	$538,725	$527,463
Construction contract and other service revenues	24,400	25,817	70,640	113,763
Total revenues	164,028	157,785	609,365	641,226
Operating expenses
Property operating expenses	52,085	51,098	203,840	198,143
Depreciation and amortization associated with real estate operations	36,653	32,779	138,193	137,069
Construction contract and other service expenses	23,563	24,832	67,615	109,962
Impairment losses	—	2	1,530	329
General and administrative expenses	7,897	7,043	25,269	27,517
Leasing expenses	1,993	2,293	7,732	7,885
Business development expenses and land carry costs	999	1,292	4,473	4,239
Total operating expenses	123,190	119,339	448,652	485,144
Interest expense	(17,148)	(16,777)	(67,937)	(71,052)
Interest and other income	3,341	1,917	8,574	7,894
Credit loss recoveries	772	—	933	—
Gain on sales of real estate	30,204	20,761	30,209	105,230
Gain on sale of investment in unconsolidated real estate joint venture	29,416	—	29,416	—
Loss on early extinguishment of debt	(4,069)	—	(7,306)	—
Loss on interest rate derivatives	—	—	(53,196)	—
Income before equity in income of unconsolidated entities and income taxes	83,354	44,347	101,406	198,154
Equity in income of unconsolidated entities	453	426	1,825	1,633
Income tax (expense) benefit	(258)	104	(353)	217
Net income	83,549	44,877	102,878	200,004
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(995)	(500)	(1,180)	(2,363)
Preferred units in the OP	(69)	(77)	(300)	(564)
Other consolidated entities	(817)	(1,515)	(4,024)	(5,385)
Net income attributable to COPT common shareholders	$81,668	$42,785	$97,374	$191,692

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$81,668	$42,785	$97,374	$191,692
Amount allocable to share-based compensation awards	(280)	(154)	(404)	(623)
Redeemable noncontrolling interests	44	33	—	132
Distributions on dilutive convertible preferred units	69	—	—	—
Numerator for diluted EPS	$81,501	$42,664	$96,970	$191,201
Denominator:
Weighted average common shares - basic	111,817	111,670	111,788	111,196
Dilutive effect of share-based compensation awards	320	293	288	308
Dilutive effect of redeemable noncontrolling interests	117	108	—	119
Dilutive convertible preferred units	155	—	—	—
Weighted average common shares - diluted	112,409	112,071	112,076	111,623
Diluted EPS	$0.73	$0.38	$0.87	$1.71
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Net income	$83,549	$44,877	$102,878	$200,004
Real estate-related depreciation and amortization	36,653	32,779	138,193	137,069
Impairment losses on real estate	—	2	1,530	329
Gain on sales of real estate	(30,204)	(20,761)	(30,209)	(105,230)
Gain on sale of investment in unconsolidated real estate joint venture	(29,416)	—	(29,416)	—
Depreciation and amortization on unconsolidated real estate JVs	874	781	3,329	2,703
Funds from operations (“FFO”)	61,456	57,678	186,305	234,875
Noncontrolling interests - preferred units in the OP	(69)	(77)	(300)	(564)
FFO allocable to other noncontrolling interests	(1,091)	(1,436)	(15,705)	(5,024)
Basic FFO allocable to share-based compensation awards	(272)	(243)	(719)	(905)
Basic FFO available to common share and common unit holders (“Basic FFO”)	60,024	55,922	169,581	228,382
Dilutive preferred units in the OP	69	77	—	—
Redeemable noncontrolling interests	44	33	147	132
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	60,137	56,032	169,728	228,514
Loss on early extinguishment of debt	4,069	—	7,306	—
Loss on interest rate derivatives	—	—	53,196	—
Demolition costs on redevelopment and nonrecurring improvements	—	104	63	148
Executive transition costs	—	—	—	4
Non-comparable professional and legal expenses	—	195	—	681
Dilutive preferred units in the OP	—	—	300	—
FFO allocation to other noncontrolling interests resulting from capital event	—	—	11,090	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(18)	(1)	(327)	(3)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	64,188	56,330	241,356	229,344
Straight line rent adjustments and lease incentive amortization	3,438	1,386	4,100	255
Amortization of intangibles included in net operating income	24	(174)	(162)	(221)
Share-based compensation, net of amounts capitalized	1,751	1,735	6,505	6,728
Amortization of deferred financing costs	664	541	2,539	2,136
Amortization of net debt discounts, net of amounts capitalized	504	382	1,733	1,503
Accum. other comprehensive loss on derivatives amortized to expense	—	—	—	79
Replacement capital expenditures	(13,973)	(19,862)	(60,944)	(63,789)
Other diluted AFFO adjustments associated with real estate JVs	196	(68)	190	212
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$56,792	$40,270	$195,317	$176,247
Diluted FFO per share	$0.53	$0.49	$1.50	$2.02
Diluted FFO per share, as adjusted for comparability	$0.56	$0.50	$2.12	$2.03
Dividends/distributions per common share/unit	$0.275	$0.275	$1.100	$1.100

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2020	December 31, 2019
Balance Sheet Data
Properties, net of accumulated depreciation	$3,562,549	$3,340,886
Total assets	4,077,023	3,854,453
Debt, per balance sheet	2,086,918	1,831,139
Total liabilities	2,357,881	2,105,777
Redeemable noncontrolling interests	25,430	29,431
Equity	1,693,712	1,719,245
Net debt to adjusted book	39.1%	36.8%

Core Portfolio Data (as of period end) (1)
Number of operating properties	179	168
Total operational square feet (in thousands)	20,802	19,016
% Occupied	94.3%	93.1%
% Leased	95.0%	94.6%

	For the Three Months Ended December 31,				For the Years Ended December 31,
	2020		2019		2020		2019
Payout ratios
Diluted FFO	51.8%		55.6%		73.3%		54.4%
Diluted FFO, as adjusted for comparability	48.6%		55.3%		51.7%		54.2%
Diluted AFFO	54.9%		77.3%		63.8%		70.5%
Adjusted EBITDA fixed charge coverage ratio	4.1	x	3.7	x	3.9	x	3.7	x
Net debt plus preferred equity to in-place adjusted EBITDA ratio (2)	6.2	x	6.1	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,409		112,071		112,076		111,623
Weighted average common units	1,239		1,228		1,236		1,299
Redeemable noncontrolling interests	—		—		123		—
Dilutive convertible preferred units	—		176		—		—
Denominator for diluted FFO per share	113,648		113,475		113,435		112,922
Dilutive convertible preferred units	—		—		171		—
Denominator for diluted FFO per share, as adjusted for comparability	113,648		113,475		113,606		112,922

(1)Represents Defense/IT Locations and Regional Office properties.
(2)Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,764	$30,724	$123,042	$122,823
Common unit distributions - unrestricted units	341	337	1,362	1,405
Distributions on dilutive preferred units	69	77	—	—
Dividends and distributions for diluted FFO payout ratio	31,174	31,138	124,404	124,228
Distributions on dilutive preferred units	—	—	300	—
Dividends and distributions for other payout ratios	$31,174	$31,138	$124,704	$124,228

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$83,549	$44,877	$102,878	$200,004
Interest expense	17,148	16,777	67,937	71,052
Income tax expense (benefit)	258	(104)	353	(217)
Real estate-related depreciation and amortization	36,653	32,779	138,193	137,069
Other depreciation and amortization	513	438	1,837	1,834
Impairment losses on real estate	—	2	1,530	329
Gain on sales of real estate	(30,204)	(20,761)	(30,209)	(105,230)
Gain on sale of investment in unconsolidated real estate joint venture	(29,416)	—	(29,416)	—
Adjustments from unconsolidated real estate JVs	1,306	1,206	5,120	4,065
EBITDAre	79,807	75,214	258,223	308,906
Loss on early extinguishment of debt	4,069	—	7,306	—
Loss on interest rate derivatives	—	—	53,196	—
Net gain on other investments	(1,218)	(1)	(966)	(401)
Credit loss recoveries	(772)	—	(933)	—
Business development expenses	412	512	2,042	1,939
Non-comparable professional and legal expenses	—	195	—	681
Demolition costs on redevelopment and nonrecurring improvements	—	104	63	148
Executive transition costs	—	—	—	4
Adjusted EBITDA	82,298	76,024	$318,931	$311,277
Proforma net operating income adjustment for property changes within period	1,459	463
Change in collectability of deferred rental revenue	678	928
In-place adjusted EBITDA	$84,435	$77,415

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$17,148	$16,777	$67,937	$71,052
Less: Amortization of deferred financing costs	(664)	(541)	(2,539)	(2,136)
Less: Amortization of net debt discounts, net of amounts capitalized	(504)	(382)	(1,733)	(1,503)
Less: Accum. other comprehensive loss on derivatives amortized to expense	—	—	—	(79)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	422	416	1,749	1,332
Scheduled principal amortization	1,048	1,010	4,125	4,310
Capitalized interest	2,620	3,467	12,060	10,786
Preferred unit distributions	69	77	300	564
Denominator for fixed charge coverage-Adjusted EBITDA	$20,139	$20,824	$81,899	$84,326

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$9,165	$11,447	$36,342	$38,047
Building improvements	7,523	8,826	34,060	26,598
Leasing costs	1,514	2,998	8,432	11,663
Net (exclusions from) additions to tenant improvements and incentives	(370)	(426)	1,042	(2,292)
Excluded building improvements and leasing costs	(3,859)	(2,983)	(18,932)	(10,227)
Replacement capital expenditures	$13,973	$19,862	$60,944	$63,789

Same Properties cash NOI	$74,240	$74,223	$292,083	$287,589
Straight line rent adjustments and lease incentive amortization	(1,831)	(2,681)	(5,372)	(3,584)
Amortization of acquired above- and below-market rents	99	197	390	312
Amortization of intangibles and other assets to property operating expenses	—	(23)	(69)	(92)
Lease termination fees, gross	399	417	1,451	2,046
Tenant funded landlord assets and lease incentives	248	754	812	2,206
Same Properties NOI	$73,155	$72,887	$289,295	$288,477

	December 31, 2020	December 31, 2019
Reconciliation of total assets to adjusted book
Total assets	$4,077,023	$3,854,453
Accumulated depreciation	1,124,253	1,007,120
Accumulated amortization of real estate intangibles and deferred leasing costs	217,124	212,547
COPT’s share of liabilities of unconsolidated real estate JVs	26,710	50,734
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	1,489	8,164
Less: Property - operating lease liabilities	(30,746)	(17,317)
Less: Property - finance lease liabilities	(28)	(702)
Less: Cash and cash equivalents	(18,369)	(14,733)
Less: COPT’s share of cash of unconsolidated real estate JVs	(152)	(498)
Adjusted book	$5,397,304	$5,099,768

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$2,127,715	1,893,057
Less: Cash and cash equivalents	(18,369)	(14,733)
Less: COPT’s share of cash of unconsolidated real estate JVs	(152)	(498)
Net debt	$2,109,194	$1,877,826
Preferred equity	—	8,800
Net debt plus preferred equity	$2,109,194	$1,886,626